Exhibit 99.2

TEXNOVO S.A. and Subsidiary

Consolidated financial statements

December 31, 2008 and 2007

TEXNOVO S.A. and Subsidiary

Index

December 31, 2008 and 2007

Page(s)

Consolidated financial statements

Independent Auditor’s Report	3

Consolidated Balance Sheets	4

Consolidated Statements of Operations	5

Consolidated Statements of Changes in Shareholders’ Equity	6

Consolidated Statements of Cash Flows	7

Notes to Consolidated Financial Statements	8–25

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors of

TEXNOVO S.A.

We have audited the accompanying consolidated balance sheets of TEXNOVO, S.A. and subsidiary as of December 31, 2008 and 2007, and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of TEXNOVO, S.A. and subsidiary as of December 31, 2008 and 2007, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

AUDIHISPANA GRANT THORNTON, S.L.P.

Joan Vall

Barcelona, Spain

February 17, 2010

TEXNOVO S.A. and Subsidiary

Consolidated Balance Sheets

December 31, 2008 and 2007

(in Euros)	2008	2007

Assets
Current assets
Cash and cash equivalents	€423,258	€109,445
Accounts receivable, net	5,716,955	5,484,229
Inventories, net	2,354,412	2,417,285
Other current assets	304,945	228,907
Total current assets	8,799,570	8,239,866
Property, plant and equipment, net	7,698,101	8,394,599
Intangibles and loan acquisition costs, net	39,191	45,872
Investments and other noncurrent assets	344,198	518,617
Total assets	€16,881,060	€17,198,954
Liabilities and Shareholders’ Equity
Current liabilities
Short-term borrowings	€3,091,186	€1,201,372
Accounts payable and accrued liabilities	4,120,016	3,949,262
Deferred Income Taxes	37,501	13,041
Income taxes payable	—	6,668
Current portion of long-term debt	1,065,753	1,891,164
Total current liabilities	8,314,456	7,061,507
Long-term debt	713,344	844,416
Deferred income taxes	804,836	1,257,515
Total liabilities	9,832,636	9,163,438
Minority interests	51,284	50,721

Commitments and Contingencies (Note 12)

Shareholders’ equity
Common shares, €6.01 par value - 76,000 shares authorized, issued and outstanding	456,760	456,760
Retained earnings	6,540,380	7,528,035
Total shareholders’ equity	6,997,140	7,984,795
Total liabilities and shareholders’ equity	€16,881,060	€17,198,954

The accompanying notes are an integral part of these consolidated financial statements.

TEXNOVO S.A. and Subsidiary

Consolidated Statements of Operations

Years Ended December 31, 2008 and 2007

(in Euros)	2008	2007

Net sales	€25,863,935	€26,456,030
Cost of goods sold	21,961,855	21,207,094

Gross profit	3,902,080	5,248,936
Selling, general and administrative expenses	4,599,982	4,802,903
Impairment on investments	193,340	381,846
Gain from sale of property, plant and equipment	(92,642)	—

Operating (loss) income	(798,600)	64,187
Interest expense, net	136,984	80,640
Foreign currency and other (gain) loss, net	(58,170)	38,643
Share of profit of investments accounted for under the equity method	(18,903)	(10,315)

Loss before income tax expense and minority interests	(858,511)	(44,781)
Income tax (benefit) expense	(224,419)	78,530
Minority interests, net of tax	563	958
Net loss	€(634,655)	€(124,269)

The accompanying notes are an integral part of these consolidated financial statements.

TEXNOVO S.A. and Subsidiary

Consolidated Statements of Changes in Shareholders’ Equity

Years Ended December 31, 2008 and 2007

	Common	Retained
(in Euros)	Shares	Earnings	Total

Balances at December 31, 2006	€456,760	€8,710,477	€9,167,237

Net loss	—	(124,269)	(124,269)
Dividends to owners		(1,058,173)	(1,058,173)
Balances at December 31, 2007	456,760	7,528,035	7,984,795

Net loss	—	(634,655)	(634,655)
Dividends to owners		(353,000)	(353,000)
Balances at December 31, 2008	€456,760	€6,540,380	€6,997,140

The accompanying notes are an integral part of these consolidated financial statements.

TEXNOVO S.A. and Subsidiary

Consolidated Statements of Cash Flows

Years Ended December 31, 2008 and 2007

(in Euros)	2008	2007

Operating activities
Net loss	€(634,655)	€(124,269)
Adjustments to reconcile net loss to net cash provided by operating activities:
Gain from sale of property, plant and equipment	(92,642)	—
Impairment on investments	193,340	381,846
Return on investments associated with equity securities	(62,404)	(10,314)
Minority interests, net of tax	563	958
Deferred income taxes	(428,219)	(266,137)
Depreciation and amortization	1,636,210	1,548,855
Changes in operating assets and liabilities:
Accounts receivable, net	(232,726)	804,108
Inventories, net	62,873	(171,842)
Other current assets	(76,038)	(216,882)
Accounts payable and accrued liabilities, and income taxes payable	164,086	(714,790)

Net cash provided by operating activities	530,388	1,231,533
Investing activities
Purchases of property, plant and equipment	(941,583)	(392,985)
Proceeds from sale of property, plant and equipment	111,939	—
Acquisition of intangibles	(10,745)	(27,222)
Dividends from investments	43,501	—
Purchase of investments	(18)	—

Net cash used in investing activities	(796,906)	(420,207)
Financing activities
Proceeds from borrowings	1,889,814	958,981
Repayment of borrowings	(956,483)	(1,019,645)
Dividends paid to owners	(353,000)	(1,058,173)

Net cash provided by (used in) financing activities	580,331	(1,118,837)

Net increase (decrease) in cash and cash equivalents	313,813	(307,511)
Cash and cash equivalents at beginning of period	109,445	416,956
Cash and cash equivalents at end of period	€423,258	€109,445

Supplemental cash flow information
Cash payments for interest	124,908	99,106
Cash payments for income taxes	—	163,423

The accompanying notes are an integral part of these consolidated financial statements.

TEXNOVO S.A. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008 and 2007

1.                            Background and Basis of Consolidation

Background

Texnovo, S.A. (the “Company” or “Texnovo”) is a private manufacturer of non-woven products and marketer of textile and plastic products, incorporated in Barcelona, Spain. As of December 31, 2008 and 2007, Grupo Corinpa S.L. (a private Spanish company) (“Grupo Corinpa”) owned 99.99% of the Company’s shares. The remaining .01% is owned by Tesalca-99 S.A. (a private Spanish company) (“Tesalca”) that is also principally owned by Grupo Corinpa. Further, the Company has a 0.01% ownership interest in Tesalca.

Texnovo, under the TEXPUN brand, manufactures and distributes spunbonded non-wovens for: the leather, publicity and upholstering industries; the construction, cable, automobile and filtering industries (mainly for thermal insulation purposes) and for the mattresses and foaming for home use industries. In addition, under the REICROP brand, Texnovo manufactures and distributes a non-woven fabric (a thermal blanket) that gives crops ultra violet ray protection while permitting 80% solar light penetration. Texnovo’s principal market is the European Union.

Basis of Consolidation

The accompanying consolidated financial statements include the assets, liabilities and results of operations of Texnovo S.A. and Novotex European Products, S.L., a majority-owned subsidiary. Investments in 20 percent to 50 percent owned businesses are accounted for using the equity method. Investments in less than 20 percent owned businesses and in which the Company does not exercise significant influence over operating and financial policies are accounted for under the cost method. All material intercompany accounts and transactions have been eliminated in the preparation of the accompanying consolidated financial statements.

All amounts are presented in Euros, unless otherwise noted.

2.                            Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The accounting estimates that require management’s most significant judgments include the valuation of allowances for accounts receivable and inventory, the assessment of recoverability of long-lived assets, the recognition and measurement of current and deferred income tax amounts and tax contingency reserves. These estimates are reviewed periodically to determine if a change is required. Actual results could differ from those estimates.

An allowance for doubtful accounts is established by the Company based upon factors including the credit risk of specific customers, the age of the receivables, credit insurance policies, historical trends and other information. Management believes that the allowance is adequate to cover potential losses resulting from uncollectible accounts. Additionally, sales returns and allowances, a component of net sales, are recorded in the period in which the related sales are recorded. Management bases its estimate of the expense to be recorded each period on historical return and allowance levels.

The Company maintains reserves for inventories. Such reserves for inventories can be specific to certain inventory or based on age or judgments about the overall condition of the inventory. Specific reserves are established based on a determination of the obsolescence of the inventory and whether the inventory value

TEXNOVO S.A. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008 and 2007

exceeds amounts to be recovered through expected sales price, less selling costs. Estimating sales prices, establishing write-down percentages and evaluating the condition of the inventories require judgments and estimates which impact inventory valuation and gross profits.

The Company has estimated the fair values of financial instruments as required by Statement of Financial Accounting Standards (“SFAS”) No. 107, “Disclosures about Fair Value of Financial Instruments,” using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop estimates of fair value for non-traded financial instruments. Accordingly, such estimates are not necessarily indicative of the amounts that the Company would realize in a current market exchange. The carrying amount of cash and cash equivalents, accounts receivable, inventories, other current assets and accounts payable and accrued liabilities are reasonable estimates of their fair values.

Revenue Recognition

Revenue from product sales is recognized when title and risks of ownership pass to the customer, which is on the date of shipment to the customer, or upon delivery to a place named by the customer, dependent upon contract terms and when collectability is reasonably assured and pricing is fixed or determinable. Revenue includes amounts billed to customers for shipping and handling. Provision for rebates, promotions, product returns and discounts to customers is recorded as a reduction in determining revenue in the same period that the revenue is recognized.

Cash Equivalents

Cash equivalents are defined as short-term investments having an original maturity of three months or less.

Accounts Receivable and Concentration of Credit Risks

Accounts receivable potentially expose the Company to a concentration of credit risk, as defined by SFAS No. 105, “Disclosure of Information about Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentration of Credit Risk.” The Company provides credit in the normal course of business and performs ongoing credit evaluations on its customers’ financial condition, as deemed necessary, but generally does not require collateral to support such receivables. Customer balances are considered past due based on contractual terms and the Company does not accrue interest on the past due balances. Also, in an effort to reduce its credit exposure, the Company has in place credit insurance contracts that cover up to 80% or 90% of customer balances; the percentages are based on the country of origin of the customer. The provision for losses on uncollectible accounts is determined principally on the basis of past collection experience applied to ongoing evaluations of the Company’s outstanding customer receivables and the associated risk of nonpayment. The allowance for doubtful accounts was approximately €129 thousand and €122 thousand at December 31, 2008 and 2007, respectively, which management believes is adequate to provide for credit losses in the normal course of business. None of the Company’s customers accounted for more than 10% of the Company’s sales for the year ended December 31, 2008. Only one customer accounted for more than 10% of the Company’s sales for the year ended December 31, 2007. No customer had outstanding accounts receivable that represented more than 10% of the total accounts receivable balances as of December 31, 2008 and 2007.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined on the basis of weighted average cost, which approximates actual cost on a first-in, first-out basis.  Costs include direct material, direct labor and applicable manufacturing overhead.

TEXNOVO S.A. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008 and 2007

Long-Lived Assets

Property, plant and equipment is stated at cost less accumulated depreciation. Depreciation is computed for financial reporting purposes on the straight-line method over the estimated useful lives of the related assets. The estimated useful lives established for building and improvements range from 6 to 33 years, and the estimated useful lives established for machinery, equipment and other fixed assets range from 3 to 15 years. Costs of repairs and maintenance are charged to expense as incurred.

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. For assets held and used, impairment may occur if projected undiscounted cash flows are not adequate to cover the carrying value of the assets. In such cases, additional analysis is conducted to determine the amount of the loss to be recognized. The impairment loss is determined by the difference between the carrying amount of the asset and the fair value of the asset, primarily measured by future discounted cash flows and other indicators of fair value. The analysis, when conducted, requires estimates of the amount and timing of projected cash flows and, where applicable, judgments associated with, among other factors, the appropriate discount rate. Such estimates are critical in determining whether any impairment charge should be recorded and the amount of such charge if an impairment loss is deemed to be necessary. In addition, future events impacting the amount, and/or timing, of cash flows for existing assets could render a write-down necessary that previously required no write-down. No impairment has been recorded as of December, 31 2008 nor as of December 31, 2007.

Investments

Investments in unconsolidated entities are accounted for using the equity method.  Investments in equity securities are classified as available for sale and are recorded at fair value with cumulative unrealized net gains reported, net of tax in accordance with SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities”. The unrealized gains, including the related tax impact, were non-cash items, and accordingly, were excluded from the accompanying consolidated statements of cash flows. All other investments are accounted for using the cost method. Investments are periodically reviewed for impairment. If the carrying value of the investment exceeds its fair value and the decline in value is determined to be other-than-temporary, an impairment loss would be recognized for the difference. Investments are included in Investments and other noncurrent assets in the Company’s Consolidated Balance Sheets. Impairment losses are included in Impairment on investments in the Company’s Consolidated Statements of Operations.  The Company recorded impairment on investments of €193 thousand and €382 thousand for the years ended December 31, 2008 and 2007, respectively.

Leases

Leases that meet certain criteria are classified as capital leases, and assets and liabilities are recorded at amounts equal to the lesser of the present value of the minimum lease payments or the fair value of the leased assets at the inception of the respective leases. Such assets are amortized on a straight-line basis over the shorter of the related lease terms or the estimated useful lives of the related assets. Amounts representing interest expense relating to the lease obligations are recorded to effect constant rates of interest over the terms of the leases. Leases that do not qualify as capital leases are classified as operating leases.

Derivatives

The Company records all derivative instruments as either assets or liabilities on the balance sheet at their fair value in accordance with SFAS No. 133, “Accounting for Derivative Financial Instruments and Hedging Activities”, as amended (“SFAS No. 133”). Changes in the fair value of a derivative are recorded each period in current earnings. In determining the fair value of its financial instruments, the Company has used “Level 2” observable information.  Level 2 observable inputs comprise: quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active (markets with few transactions), inputs other than quoted prices that are observable for the asset or liability (i.e., interest rates, yield curves, etc.), and inputs that derived principally from or corroborated by observable market data correlation or other means (market corroborated inputs).

TEXNOVO S.A. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008 and 2007

The Company, in the normal course of business, periodically enters into forward exchange rate contracts with high-quality counterparties as part of its market risk management strategy to reduce the Company’s exposure to fluctuations in foreign currencies. These derivative financial instruments have not been designated as hedging. Changes in fair value amounted to €14 thousand and €(20) thousand for the years ended December 31, 2008 and 2007, respectively, and are included in Foreign currency and other (gain) loss, net in the Company’s Consolidated Statement of Operations.

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income taxes”. Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax balances are adjusted to reflect tax rates, based on currently enacted tax laws, which will be in effect in the years in which the temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets unless it is more likely than not that such assets will be realized. Valuation allowances are reviewed each period to analyze whether a change in circumstances has occurred to provide enough evidence to support a change in the judgment about the realization of the related deferred tax assets in future years.

Research and Development Costs

The cost of research and development is charged to expense as incurred and is included in Selling, general and administrative expenses in the Company’s Consolidated Statements of Operations. The Company incurred approximately €136 thousand and €0 thousand of research and development expense during the years ended December 31, 2008 and 2007, respectively.

Shipping Costs

Shipping costs include costs to physically move goods from the Company’s sites to the customers’ premises. The cost of shipping is charged to expense as incurred and is included in Selling, general and administrative expenses in the Company’s Consolidated Statements of Operations. The Company incurred €2,032 thousand and €1,927 thousand of shipping costs during the years ended December 31, 2008 and 2007, respectively.

Foreign Currency Translation

The Company accounts for, and reports, translation of foreign currency transactions in accordance with SFAS No. 52, “Foreign Currency Translation.” Foreign currency transaction gains and losses are included in the determination of net income (loss).

Recently Issued Accounting Standards

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109” (“FIN 48”), which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes.” It prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of an income tax

TEXNOVO S.A. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008 and 2007

position taken or expected to be taken in an income tax return. It also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2008 for nonpublic companies. The Company is currently evaluating the impact that FIN 48 will have on its results of operations, financial position or cash flows.

In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”), which clarifies the definition of fair value whenever another standard requires or permits assets or liabilities to be measured at fair value. Specifically, the standard clarifies that fair value should be based on the assumptions market participants would use when pricing the asset or liability, and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. SFAS No. 157 does not expand the use of fair value to any new circumstances, and must be applied on a prospective basis except in certain cases. The standard also requires expanded financial statement disclosures about fair value measurements, including disclosure of the methods used and the effect on earnings.

In February 2008, FASB Staff Position (“FSP”) FAS No. 157-2, “Effective Date of FASB Statement No. 157” (“FSP No. 157-2”) was issued. FSP No. 157-2 defers the effective date of SFAS No. 157 to fiscal years beginning after December 15, 2008, and interim periods within those fiscal years, for all nonfinancial assets and liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). Examples of items within the scope of FSP No. 157-2 are nonfinancial assets and nonfinancial liabilities initially measured at fair value in a business combination (but not measured at fair value in subsequent periods), and long-lived assets, such as property, plant and equipment and intangible assets measured at fair value for an impairment assessment under SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”.

The partial adoption of SFAS No. 157 on January 1, 2008 with respect to financial assets and financial liabilities recognized or disclosed at fair value in the financial statements on a recurring basis did not have a material impact on the Company’s consolidated financial statements. See reference to “Derivatives” in Note 2 (above), for the fair value measurement disclosures for these assets and liabilities. The Company is in the process of analyzing the potential impact of SFAS No. 157 relating to its January 1, 2009 adoption of the remainder of the standard.

On January 1, 2008, the Company adopted SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities, Including an amendment of FASB Statement No. 115” (“SFAS No. 159”). SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value, which are not otherwise currently required to be measured at fair value. Under SFAS No. 159, the decision to measure items at fair value is made at specified election dates on an instrument-by-instrument basis and is irrevocable. Entities electing the fair value option are required to recognize changes in fair value in earnings and to expense upfront costs and fees associated with the item for which the fair value option is elected. The new standard did not impact the Company’s consolidated financial statements as the Company did not elect the fair value option for any instruments existing as of the adoption date. However, the Company currently plans to evaluate the fair value measurement election with respect to financial instruments the Company enters into in the future.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations” (“SFAS No. 141 (R)”). SFAS No. 141(R) changes how an entity accounts for the acquisition of a business. While it retains the requirement to account for all business combinations using the acquisition method, the new rule will apply to a wider range of transactions or events and requires, in general, acquisition-date fair value measurement of identifiable assets acquired, liabilities

TEXNOVO S.A. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008 and 2007

assumed and noncontrolling ownership interests held in the acquiree, among other items. The Company is beginning to review the provisions of SFAS No. 141(R)), which applies prospectively to business combinations with an acquisition date on or after the beginning of its fiscal year 2009.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated financial statements: an amendment of ARB No. 51” (“SFAS No. 160”). SFAS No. 160 replaces the term minority interests with the newly-defined term of noncontrolling interests and establishes this line item as an element of shareholders’ equity, separate from the parent’s equity. SFAS No. 160 also includes expanded disclosure requirements regarding the interests of the parent and its noncontrolling interest. The Company is continuing to review the provisions of SFAS No. 160, which is effective for 2009, and expects this new accounting standard to result in changes in the presentation of minority interests in the consolidated financial statements, consistent with the new standard.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities: an amendment of FASB Statement No. 133” (“SFAS No. 161”) to expand the disclosure framework of SFAS No. 133, “Accounting for Derivative Instruments and and Hedging Activities.” SFAS No. 161 requires companies with derivative instruments to disclose information about how and why the Company uses derivative instruments; how the Company accounts for the derivative instruments and related hedged items under SFAS No. 133; and how derivative instruments and related hedged items affect the unaudited interim consolidated financial statements. The expanded disclosure guidance also requires the Company to provide information about its strategies and objectives for using derivative instruments; disclose credit-risk-related contingent features in derivative agreements and information about counterparty credit risk; and present fair value of derivative instruments and related gains and losses in a tabular format. SFAS No. 161 is effective for fiscal years and interim periods that begin after November 15, 2008.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 162”). SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of non-governmental entities that are presented in conformity with generally accepted accounting principles in the U.S. The Company currently does not anticipate that this new accounting standard will have a significant impact on the consolidated financial statements.

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events” (“SFAS No. 165”) to establish general standards of accounting for events that occur after the balance sheet date and disclosures of events that occur after the balance sheet date but before the financial statements are issued or available to be issued. SFAS No. 165 introduces new terminology, defines a date through which management must evaluate subsequent events, and lists circumstances under which the Company must recognize and disclose subsequent events or transactions occurring after the balance sheet date. SFAS No. 165 was effective for interim or annual financial periods ending after June 15, 2009.

In June 2009, the FASB issued SFAS No. 168, “The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 168”) to replace SFAS No. 162 and establish the FASB Accounting Standards Codification™ (the “Codification”) as the source of authoritative U.S. generally accepted accounting principles recognized by the FASB to be applied to nongovernmental entities. Under SFAS No. 168, accounting literature references in consolidated financial statements issued beginning in the third quarter of fiscal 2009 will primarily reference sections of the Codification instead of a specific original accounting pronouncement. The Company adopted the authoritative guidance in the third quarter of fiscal 2009.

In June 2009, the FASB issued SFAS No. 167, “Amendments to Interpretation No 46(R)” (“SFAS No. 167”) to revise the approach to determine when a variable interest entity (“VIE”) should be consolidated. The new consolidation model for VIEs considers whether the Company has the power to direct the activities that most significantly impact the VIE’s economic performance and shares in the significant risks and rewards of the entity. The new guidance on VIEs requires companies to continually reassess VIEs to determine if they are required to apply the new criteria to determine the accounting and reporting requirements related to VIEs. The Company plans to adopt SFAS No. 167 effective January 1, 2010 and does not anticipate that this new accounting standard will have a significant impact on the consolidated financial statements.

In August 2009, the FASB issued Accounting Standards Update (ASU) 2009-05, “Measuring Liabilities at Fair Value,” to clarify how entities should estimate the fair value of liabilities. ASU 2009-05 includes clarifying guidance for circumstances in which a quoted price in an active market is not available, the effect of the existence of liability transfer restrictions, and the effect of quoted prices for the identical liability, including when the identical liability is traded as an asset. The amended guidance on measuring liabilities at fair value is effective for the first interim or annual reporting period beginning after August 28, 2009, with earlier application permitted. The Company does not believe that the adoption of ASU 2009-05 will have a significant effect on its consolidated financial statements.

3.                            Inventories, net

Inventories consist of the following:

	December, 31	December, 31
	2008	2007

Finished goods	€1,019,217	€932,872
Raw materials and supplies	1,335,195	1,484,413
	€2,354,412	€2,417,285

Inventories are net of reserves, primarily for obsolete and slow-moving inventories, of approximately € 64 thousand and € 107 thousand at December 31, 2008 and 2007, respectively. Management believes that the reserves are adequate to provide for losses in the normal course of business.

TEXNOVO S.A. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008 and 2007

4.                            Property, Plant and Equipment

Property, plant and equipment consist of the following:

	December 31,	December 31,
	2008	2007

Land	€129,506	€134,241
Buildings and land improvements	2,312,378	2,254,290
Machinery, equipment and other	23,482,514	22,595,330
Construction in progress	—	18,251
	25,924,398	25,002,112
Less accumulated depreciation	(18,226,297)	(16,607,513)
	€7,698,101	€8,394,599

Depreciation charged to expense was €1,619 thousand and €1,537 thousand for the years ended December 31, 2008 and 2007, respectively.

Assets under capital leases included within property, plant and equipment amounted to €1,347 thousand as of December 31, 2008 and 2007. Related accumulated depreciation amounted to €396 thousand and €310 thousand as of December 31, 2008 and 2007, respectively.

5.                            Intangible and Loan Acquisition Costs

Intangibles and loan acquisition costs consist of the following:

	December, 31	December, 31
	2008	2007
Cost
Proprietary technology	€163,355	€152,610
Loan acquisition costs	21,450	21,450
	184,805	174,060
Less accumulated amortization	(145,614)	(128,188)
	€39,191	€45,872

Components of amortization expense are shown in the table below:

	December, 31	December, 31
	2008	2007
Amortization of
Intangibles with finite lives, included in selling,
general and administrative expense	€15,150	€9,712
Loan acquisition costs, included in interest expense, net	2,276	2,884
	€17,426	€12,596

Intangible assets are generally amortized over 4 years. Loan acquisition costs are amortized over the life of the related debt.

TEXNOVO S.A. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008 and 2007

Aggregate amortization expense for each of the next five years is expected to be as follows:

Fiscal Year	Amount

2009	€17,375
2010	12,617
2011	7,702
2012	1,237
2013	260

6.                            Investments and Other Noncurrent Assets

The Company has equity investments recorded either as available for sale financial instruments or consolidated under the equity method. The detail of investments and other non current assets is as follows:

	December 31,	December 31,
	2008	2007

Invesil-tex-Tecidos Nao Tecidos. LDA	€25,416	€17,426
Vicatex N.V. S.L.	75,430	64,517
Total investments acounted for under the equity method	100,846	81,943

Industrias del Acetato de Celulosa, S.A.	241,675	435,015
Novarex	18	—
Tesalca-99 S.A.	30	30
Total investments acounted for as available for sale	€241,723	€435,045

Deposits	€1,629	€1,629

Total investments and other non current assets	€344,198	€518,617

(i) Invesil-Tex-Tecidos Nao Tecidos, LDA (“Invesil”)

The Company has a 20% stake in Invesil share capital. Invesil is a private company marketer of non-woven products.

(ii) Vicatex N.V., S.L. (“Vicatex”)

The Company has a 21% stake in Vicatex share capital. Vicatex is a private company manufacturer of textile products and paper.

(iii) Industrias del Acetato de Celulosa, S.A. (“Inacsa”)

The Company has a 10.60% stake in the listed Company Inacsa. Quoted market prices amounted to €5 and €9 per share as of December 31, 2008 and 2007, respectively. The Company has treated the significant decrease in the value of Inacsa’s market price, as other than temporary, within the accompanying consolidated financial statements.

TEXNOVO S.A. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008 and 2007

Further, during 2008, Inacsa paid a cash dividend amounting €43,500.  This amount has been included in Foreign currency and other (gain) loss, net in the Company’s Consolidated Statements of Operations. Inacsa is a manufacturer and seller of acetate filament yarns.

(iv) Novarex

The Company has a .00004% stake in Novarex as of December 31, 2008.

(iv) Tesalca

As indicated earlier, the Company has a 0.01% stake in Tesalca.

See Note 11. “Related Party Transactions” for additional disclosures.

7.                            Short-term Borrowings

The Company has entered into revolving credit line arrangements for working capital requirements. Short-term borrowings consists of the following:

	December 31, 2008
	Balance	Limit	Date Entered Into	Maturity	Interest
Revolving credit line
Bankinter	€949,590	1,100,000	July-27-2008	July-27-2009	Euribor + 0.5
BBVA	786,772	1,000,000	Jan-11-2008	Jan-11-2009	Euribor + 0.5
Sabadell	1,122,261	1,500,000	Nov-17-2008	May-4-2009	Euribor + 2
Caja de Ahorros y Monte de Piedad de Madrid	232,563	1,000,000	July-11-2008	July-11-2009	Euribor + 0.75
	€3,091,186

	December 31, 2007
	Balance	Limit	Date Entered Into	Maturity	Interest
Revolving credit line
Bankinter	€188,657	1,100,000	July-27-2007	July-27-2008	Euribor + 0.5
BBVA	422,928	1,000,000	Jan-23-2007	Jan-23-2007	Euribor + 0.5
La Caixa	161,260	1,500,000	Jun-17-2007	Nov-11-2008	Euribor + 2
Sabadell	428,527	2,000,000	Nov-11-2007	Nov-4-2008	Euribor + 2
	€1,201,372

The three month Euribor rate was 2.892% and 4.684% as of December 31, 2008 and 2007, respectively. There are no covenants, guarantees, collateral or other restrictive conditions attributable to the short-term borrowings.

Short term borrowings due as of December 31, 2008 were refinanced as described further in Note 13. “Subsequent Events”.

TEXNOVO S.A. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008 and 2007

8.                            Debt

Long-term debt consists of the following:

	December 31, 2008
	Total Long- Term Debt	Current Portion of Long-Term Debt	Long-Term Debt less Current Portion
Government loans
Science and Technology Ministry	€173,478	€12,000	€161,478
Technological Industrial Development Center	299,880	299,880	—
Industry, Tourism and Commerce Ministry	129,379	33,379	96,000
Loan from Tesalca	172,250	—	172,250
Credit agreements
Sabadell	635,000	635,000	—
Financing obligation	306,549	56,503	250,046
Lease obligations	62,561	28,991	33,570
Total long-term debt	€1,779,097	€1,065,753	€713,344

	December 31, 2007
	Total Long- Term Debt	Current Portion of Long-Term Debt	Long-Term Debt less Current Portion
Government loans
Science and Technology Ministry	€185,478	€12,000	€173,478
Technological Industrial Development Center	499,780	499,780	—
Industry, Tourism and Commerce Ministry	162,758	33,379	129,379
Loan from Tesalca	172,250		172,250
Credit agreements
BBVA	150,000	150,000	—
BBVA ICO	187,500	187,500	—
Sabadell	925,000	925,000	—
Financing obligation	361,621	54,873	306,748
Lease obligations	91,193	28,632	62,561
Total long-term debt	€2,735,580	€1,891,164	€844,416

Unless otherwise noted (below), the Company was in compliance with all financial and non-financial covenants. The three month Euribor rate was 2.892% and 4.684% as of December 31, 2008 and 2007, respectively.

Government loans

The Company received interest-free loans from three Spanish Government Institutions for research and development purposes. The terms of the loans range from 7 to 10 years. These loans also provided for a two-year grace period before repayment of principal must begin. As of December 31, 2008 and 2007, the amount outstanding under these loans was € 602,737 and € 848,016, respectively.

The terms of the Loan with the Technological Industrial Development Center limits the Company’s ability to pay dividends, incur liens and mortgage or pledge any asset without their authorization, otherwise the loan could be called. Because the Company paid dividends during 2008 and 2007, amounts outstanding on the loan have been classified as current portion of long-term debt in the accompanying consolidated financial statements. Had the Company been in compliance with the terms of the aforementioned government loan, the current portion of government loans would have been € 245,279 as of December 31, 2008 and 2007.

TEXNOVO S.A. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008 and 2007

The Company continues to service fully the principal repayments as these fall due.

Loan from Tesalca

As of December 31, 2008 and 2007, the amount outstanding under this facility was € 172,250. This amount represents an interest-free long term debt payable to Tesalca.

Credit Agreements

Sabadell

The Company signed a Credit Agreement with Banco Sabadell (“Sabadell”). The amount outstanding was € 635,000 and € 925,000 as of December 31, 2008 and 2007, respectively. This Credit agreement is subsidized by the Consorci de Promoció Comercial de Catalunya (“COPCA”), due to its purposes of stimulating the competitiveness in companies that want to increase their international presence. The term of this credit agreement is one year, renewable annually, and the interest rate is EURIBOR on a quarterly basis. The subsidy consists on the payment of the interest expense spread by the COPCA.

BBVA

On April 30, 2003, the Company signed a Credit Agreement with Banco Bilbao Agentaria (“BBVA”). The total amount lent was € 1,500,000. The amount outstanding was €150,000 as of December 31, 2007. The term of this credit agreement was five years and the interest rate was EURIBOR + 0.62%, on a semi-annual basis.

BBVA ICO

On February 26, 2003, the Company signed a Credit Agreement with BBVA. The amount outstanding was €187,500 as of December 31, 2007. This credit agreement was subsidized by the Official Credit Institute (“ICO”), due to its purpose of stimulating capital expenditures. The total amount borrowed was € 1,500,000. The term of this credit agreement was five years and the interest rate was EURIBOR, on a semi-annual basis. The subsidy consists on the payment of the interest expense spread by the ICO.

Financing Obligation

On May 26, 2003, the Company entered into a sale-leaseback transaction involving their facility in Tarragona, Spain. As per the arrangement, the Company has the right to occupy the facility for a ten and half year term. The Company is obligated to make 127 lease payments of €5,365, subject to annual adjustment due to the floating interest rate of Euribor + 0.6%. As of December 31, 2008 and 2007, the amount outstanding under this facility was € 306,549 and € 361,621, respectively.

Due to the Company’s continuing involvement in the property, the Company was precluded from recording the transaction as a sale. The transaction was recorded under the financing method in accordance with SFAS No. 98 “Accounting for Leases” (“SFAS 98”) and SFAS No. 66 “Accounting for Sales of Real Estate” (“SFAS 66”).  Accordingly, the value of the buildings, equipment and land will remain on the Company’s books and the buildings and equipment will continue to be depreciated over their remaining useful lives. The proceeds received have been recorded as a financing obligation and a portion

TEXNOVO S.A. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008 and 2007

of the lease payments are recorded as a decrease to the financing obligation and the other portion is recognized as interest expense.

The sale-leaseback agreement limits the Company’s ability to, among other things, incur additional indebtedness; sell, transfer, mortgage or pledge any asset; engage in consolidations, mergers or sales of substantially all of its assets; guarantee indebtedness; make distributions in respect of the Company’s common shares; change the percentage of ownership from the Company’s current shareholders; and incur liens without the authorization of the third-party purchaser.

Lease Obligations

The company leases certain equipment and vehicles under finance leases. These leases have terms that range from 4 to 6 years. None of the leases include a bargain purchase option. As of December 31, 2008 and 2007, the amounts outstanding under these obligations were € 62,561 and € 91,193, respectively.

The future minimum payments under capitalized leases at December 31, 2008, consisted of the following:

Fiscal Year	Amount

2009	€36,137
2010	14,696
2011	14,636
2012	14,662
2013	7,083

Total minimum lease payments	87,215
Less amounts representing interest	(24,654)

Present value of net minimum leases included in long-term debt	€62,561

Scheduled Maturities

The scheduled maturities of long-term debt at December 31, 2008 are as follows:

	Government Loans	Loan from Tesalca	Credit Agreements	Financing Obligation	Lease Obligations	Total Long term debt
2009	€345,259	€—	€635,000	€56,503	€28,991	€1,065,753
2010	43,050	—	—	58,152	9,694	110,896
2011	43,050	—	—	59,849	9,634	112,533
2012	45,900	—	—	61,587	9,660	117,147
2013	12,000	—	—	70,458	4,582	87,040
2014 and thereafter	113,478	172,250	—	—	—	285,728
Total	€602,737	€172,250	€635,000	€306,549	€62,561	€1,779,097

9.                            Foreign Currency and Other (Gain) Loss, net

The disclosure of foreign currency and other (gain) loss, net is as follows:

	December, 31	December, 31
	2008	2007

Foreign currency (gain) loss	€(963)	€18,860
Cash dividend from equity securities	(43,501)	—
Change in fair value of derivative instruments	(13,706)	19,783
	€(58,170)	€38,643

TEXNOVO S.A. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008 and 2007

10.                     Income Taxes

The components of income tax (benefit) expense are as follows:

	December 31,	December 31,
	2008	2007
Current income tax expense	€203,800	€344,667
Deferred income tax benefit	(428,219)	(266,137)
	€(224,419)	€78,530

Management judgment is required in determining tax provisions and evaluating tax positions. Although management believes its tax positions and related provisions reflected in the consolidated financial statements are fully supportable, it recognizes that these tax positions and related provisions may be challenged by various tax authorities. These tax positions and related provisions are reviewed on an ongoing basis and are adjusted as additional facts and information become available, including progress on tax audits, changes in interpretations of tax laws, developments in case law and closing of statute of limitations. The Company’s tax provision includes the impact of recording reserves and any changes thereto. As of December 31, 2008, the Company has a number of open tax years that range from 2003 to 2008. Although the results of current tax audits and reviews related to open tax years have not been finalized, management believes that the ultimate outcomes will not have a material adverse effect on the Company’s consolidated financial statements.

Income taxes computed at the Company’s statutory rate differed from the provision for income taxes as follows:

	December 31,	December 31,
	2008	2007
Computed income tax (benefit) expense at statutory rate	€(257,553)	€(14,554)
Tax credits recognized in the period (used and unused)	(86,550)	(75,024)
Change in deferred taxes as a result of changes in tax rates	485	25,850
Tax effect of change in tax liability	129,607	145,191
Non deductible income	(9,686)	(2,929)
Other	(722)	(4)
Income tax (benefit) expense	€(224,419)	€78,530

At December 31, 2008, the Company had €32 thousand net operating loss carryforwards for income tax purposes that will expire in 2023.

The Company had €590 thousand tax credits relating to corporate income tax as of December 31, 2008 that will expire from 2015 to 2022.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, as well as net operating loss and other tax credit carryforwards. Significant components of the Company’s net deferred tax assets and liabilities are as follows:

TEXNOVO S.A. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008 and 2007

	December 31,	December 31,
	2008	2007
Deferred tax assets:
Tax credits	€590,484	€503,934
Intangibles	42,360	8,862
Net operating loss and capital loss carryforwards	9,456	—
Provision for bad debts	1,734	—
Other	56,947	61,454
Total deferred tax assets	700,981	574,250
Valuation allowance	—	—
Net deferred tax assets	700,981	574,250
Deferred tax liabilities:
Depreciation of property, plant and equipment and intangibles	(1,445,457)	(1,767,754)
Inventory capitalization	(96,182)	(74,494)
Loan acquisition cost	(1,679)	(2,558)
Total deferred tax liabilities	(1,543,318)	(1,844,806)
Net deferred tax liabilities	€(842,337)	€(1,270,556)

A valuation allowance is recorded when, based on the weight of the evidence, it is more likely than not that some portion, or all, of the deferred tax assets will not be realized. The ultimate realization of the deferred tax assets depends on the ability of the Company to generate sufficient taxable income of the appropriate character in the future. In assessing the realizability of the deferred tax assets, management considers, among other factors, the trend of historical and projected future taxable income, the scheduled reversal of deferred tax liabilities, the carryforward period for net operating losses and tax credits as well as tax planning strategies available to the Company. After consideration of all the evidence, both positive and negative, the Company has determined that no valuation allowance is needed as of December 31, 2008 or 2007.

11.                     Related Party Transactions

As indicated earlier, as of December 31, 2008 and 2007, Grupo Corinpa S.L. owned 99.99% of the Company’s shares.

Below is s summary of transactions that the Company had with related party legal entities.

Sales of goods and services

TEXNOVO S.A. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008 and 2007

	December 31,	December 31,
	2008	2007
Sale of goods
Tesalca	€615,193	€331,343
Vicatex	1,412,063	1,495,070
Inacsa	20,528	7,186
Invesil	157,696	140,428
Nutex		158,882
	€2,205,480	€2,132,909
Sales of services
Tesalca	€9,091	€41,547
	€9,091	€41,547

TEXNOVO S.A. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008 and 2007

Purchases of goods and services

	December 31,	December 31,
	2008	2007
Purchase of goods
Tesalca	€1,439,419	€323,735
Invesil	2,537	2,503
	€1,441,956	€326,238

Purchase of services
Grupo Corinpa	€21,000	€21,000
Vicatex	10,280	12,057
Rubí industrial	—	80,000
Tesalca	83,520	97,058
	€114,800	€210,115

Sales and purchases of goods relate mainly to raw materials and finished goods and services. Sales and purchases of services relate to services rendered and received relating to commissions and technical advice. Services sold are included in Selling, general and administrative expenses in the Company’s Consolidated Statements of Operations.

The loan received from Tesalca is disclosed in Note 8. “Debt”.

Outstanding balances as of year end are included in Accounts receivable, net and Accounts payable and accrued liabilities in the Company’s Consolidated Balance Sheets, and are as follows:

	December 31,	December 31,
	2008	2007
Amounts due from related parties
Inacsa	€9,316	€2,774
Vicatex	423,156	553,929
Tesalca	454,968	5,004
Invesil	93,286	119,936
Nutex	—	34,623
	€980,726	€716,266

Amounts due to related parties
Vicatex	€545	€1,872
Tesalca	380,502	142,375
Invesil	690	920
Nutex	—	5,137
	€381,737	€150,304

TEXNOVO S.A. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008 and 2007

12.                     Commitments and Contingencies

The Company is not currently a party to any pending legal proceedings other than routine litigation incidental to the business of the Company, none of which is deemed material.

Operating Lease

The Company leases certain administrative facilities under an operating lease. The Company does not have amounts due under operating leases that have initial or non-cancellable lease terms in excess of one year as of December 31, 2008. Rent expense under operating leases amounted to € 83,712 for the years ended December 31, 2008 and 2007.

13.                     Subsequent Events

On December 2, 2009, Polymer Group, Inc. (“PGI”) completed the initial phase of the previously announced acquisition, from Grupo Corinpa, of certain assets and the operations of the nonwovens businesses of Tesalca and Texnovo, which are headquartered in Barcelona, Spain. The acquisition was completed by PGI Spain.

The acquired assets include the net operating working capital, as of November 30, 2009 (defined as current assets less current liabilities excluding financial liabilities associated with the operations), the customer lists and the current book of business. Consideration for the acquired assets consisted of approximately 1.049 million shares of PGI’s common stock, which represented approximately 5.0% of the outstanding share capital of PGI on December 2, 2009, after the effect of the issued shares.

Concurrent with this transaction, PGI Spain entered into a building and equipment lease agreement that provides PGI Spain the full and exclusive use of the land, building and equipment of Tesalca and Texnovo for a seven year period beginning December 2, 2009 through December 31, 2016.  The total rent to be paid by PGI Spain for the term of the lease is approximately € 29 million. Pursuant to the terms of the acquisition, the Company is required to use the proceeds from the operating lease to repay its debt obligations and to pay allowed operating expenses.

On December 2, 2009, the Company signed a refinancing agreement whereby the outstanding debt obligation will be repaid through January 2017. Under the terms of the refinancing, the Company will repay the debt obligation with the proceeds obtained from the operating lease described above and certain capital contributions from Grupo Corinpa.